Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated May 9, 2024, with respect to the consolidated financial statements of Marel hf., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Accountants N.V.

Amstelveen, the Netherlands
May 15, 2024